POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Lawrence B. Stoller, John T. Fitzgerald, Pamela P. Chen, Linda Y. Kim and Amanda S. Ryan, each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign (i) any and all Registration Statements of each Fund enumerated on Exhibit A hereto for which such person serves as a Director/Trustee (including Registration Statements on Forms N-1A, N-2, and N-14 and any amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, and other filings with the Securities and Exchange Commission or any state regulatory agency or authority, as appropriate; and (ii) subject to the terms of each Fund’s governing instrument and applicable state laws, any amendment or supplement to the governing instrument of each Fund enumerated on Exhibit A hereto for which such person serves as a Director/Trustee, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this instrument has been signed below by the following persons in the capacities indicated as of April 16, 2021.

Signatures	Title

Chairman and
/s/James L.L. Tullis	Director/Trustee
James L.L. Tullis

President, CEO
/s/Douglas B. Sieg	and Director/Trustee
Douglas B. Sieg

/s/Evelyn E. Guernsey	Director/Trustee
Evelyn E. Guernsey

/s/Julie A. Hill	Director/Trustee
Julie A. Hill

/s/Kathleen M. Lutito	Director/Trustee
Kathleen M. Lutito

/s/James M. McTaggart	Director/Trustee
James M. McTaggart

/s/Charles O. Prince	Director/Trustee
Charles O. Prince

/s/Karla M. Rabusch	Director/Trustee
Karla M. Rabusch

/s/Mark A. Schmid	Director/Trustee
Mark A. Schmid

EXHIBIT A

Lord Abbett Affiliated Fund, Inc.

Lord Abbett Bond-Debenture Fund, Inc.

Lord Abbett Developing Growth Fund, Inc.

Lord Abbett Global Fund, Inc.

Lord Abbett Investment Trust

Lord Abbett Mid Cap Stock Fund, Inc.

Lord Abbett Municipal Income Fund, Inc.

Lord Abbett Research Fund, Inc.

Lord Abbett Securities Trust

Lord Abbett Series Fund, Inc.

Lord Abbett Trust I

Lord Abbett U.S. Government & Government Sponsored Enterprises Money Market Fund, Inc.

Lord Abbett Credit Opportunities Fund

Lord Abbett Enhanced Floating Rate Fund

Lord Abbett Special Situations Income Fund